Exhibit 99.1

CERENCE INC.

2024 INDUCEMENT PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.	PURPOSE

The purpose of the Plan is to enable the Company to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company and its subsidiaries to accept employment and provide them with a proprietary interest in the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (such persons, “Eligible Participants”).

3.	ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; to determine eligibility for and grant Awards; to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the number of shares of Stock that may be issued in satisfaction of Awards under the Plan is 600,000 shares (the “Share Pool”). For purposes of this Section 4(a), shares of Stock will not be treated as issued under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, the shares are actually issued to a Participant. Without limiting the generality of the foregoing, shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award and shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company, in each case, without the issuance (or retention (in the case of Restricted Stock or Unrestricted Stock)) of Stock, will not be treated as issued in satisfaction of Awards under the Plan and will not reduce the Share Pool.

(b) Type of Shares. Stock issued by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be issued under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Eligible Participants. Eligibility for Stock Options and SARs is limited to Eligible Participants who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), no Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and Stock Options may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4) Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, subject to the requirements of Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc., the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B) Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

(5) Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award shall be subject to any policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes Awards under the Plan and shall be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6) Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant and required by law to be withheld (including any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been made directly to the Participant. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company

(7) Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limitations or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(9) Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries.

(10) Section 409A.

(A) Without limiting the generality of Section 11(b), each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) Notwithstanding anything to the contrary in the Plan or any Award agreement but subject to the requirements of Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc., the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, but not limited to, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(C) If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D) For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(E) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b) Stock Options and SARs.

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be considered to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% of the Fair Market Value of a share of Stock, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise issuable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant.

(5) No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise expressly provided in an Award agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally ) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5), the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the issuance of any shares of Stock remaining issuable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) with respect to an Award may, in the discretion of the Administrator, contain such limitations or restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) or an acceleration under Section 7(a)(3) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions with Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the Share Pool, the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to issue any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously issued under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of issuance listed on any stock exchange or national market system, the shares to be issued have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the issuance of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock issued under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to materially and adversely affect the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do in the Plan or at the time the applicable Award was granted. Subject to Section 6(b)(5), any amendments to the Plan or any Award will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without prejudice to the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment to such Award requiring a Participant’s consent.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the

Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

12.	RULES FOR PARTICIPANTS SUBJECT TO NON-U.S. LAWS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall cause a violation of any U.S. law.

13.	GOVERNING LAW

(a) Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate to the independent members of the Board such of its duties, powers and responsibilities as it may determine. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) any act of dishonesty or fraud taken by the Participant in connection with his or her responsibilities as an employee or other service provider; (ii) the Participant’s breach of the fiduciary duty or duty of loyalty owed to the Company, or material breach of the duty to protect the Company’s confidential and proprietary information; (iii) the Participant’s commission of a felony or to a crime involving fraud, embezzlement, misappropriation of funds or any other act of moral turpitude; (iv) the Participant’s gross negligence or willful misconduct in the performance of his or her duties; (v) the Participant’s material breach of, or failure to comply with, the Plan, any Award agreement or any other agreement with the Company or any of its subsidiaries or any written policy of the Company or any of its subsidiaries; (vi) the Participant’s engagement in any conduct or activity that results, or may result, in negative publicity or public disrespect, contempt or ridicule of the Company or any of its subsidiaries; (vii) the Participant’s failure to abide by the lawful and reasonable directives of the Company; or (viii) the Participant’s repeated failure to perform the material duties of the Participant’s position.

“Change of Control”: the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities;

(ii) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (in substantially the same proportions relative to each other as immediately prior to the transaction); or

(iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (it being understood that the sale or spinoff of one or more (but not all material) divisions of the Company shall not constitute the sale or disposition of all or substantially all of the Company’s assets).

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if its sole purpose is to: (i) change the state of the Company’s incorporation, or (ii) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Cerence Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a Change of Control or (iv) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The date the Plan was adopted by the Board, as determined by the Committee.

“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of ninety (90) days in any twelve (12)-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Select Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 409A to the extent applicable.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Cerence Inc. 2024 Inducement Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the issuance of Stock or delivery of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price. Stock Options granted under the Plan are not intended to be an “incentive stock options” within the meaning of Section 422 of the Code.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to issue Stock or deliver cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Name:	FIRST_NAME MIDDLE_NAME LAST_NAME
Number of Target PSUs subject to Award:	TOTAL_SHARES_GRANTED
Date of Grant:	OPTION_DATE MM DD, YYYY

CERENCE INC.

2024 INDUCEMENT PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement, including any appendix, exhibit and/or addendum hereto (collectively, this “Agreement”), evidences an award (the “Award”) of performance-based restricted stock units granted by Cerence Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Cerence Inc. 2024 Inducement Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Performance-Based Restricted Stock Unit Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) an Award consisting of a target number of performance-based restricted stock units (the “Target Award” and such performance- based restricted stock units, the “PSUs”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The percentage of the Target Award that may be earned by the Participant will be determined in accordance with Exhibit A hereto.

2. Earned PSUs. The PSUs shall become “Earned PSUs” following the end of each fiscal year in the Performance Period (as such term is defined in Exhibit A hereto) to the extent earned based on achievement of the performance objectives set forth on Exhibit A (the “Performance Objectives”), subject to the Compensation Committee determining, in its sole discretion, the level of achievement of the applicable Performance Objectives.

3. Vesting of Earned PSUs; Cessation of Employment.

(a) Vesting. Unless earlier terminated, forfeited, relinquished or expired, any PSUs that become Earned PSUs prior to the applicable Vesting Date (as such term is defined in Exhibit A hereto) will vest in full on such Vesting Date, subject to the Participant remaining in continuous Employment through such date.

(b) Cessation of Employment. Except as described in Exhibit A attached hereto, automatically and immediately upon the cessation of the Participant’s Employment any then unvested PSUs, whether or not then Earned PSUs, and, if such termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith), any vested PSUs, including any vested Earned PSUs, will terminate and be forfeited for no consideration.

4. Restrictive Covenants.

(a) Applicability of Restrictive Covenants. The Participant hereby agrees to comply with the restrictions set forth below as part of the consideration for the Award and in order to protect the trade secrets, confidential information and goodwill of the Company and any other Cerence Company; provided that if the Participant’s primary place of Employment is in a Designated State (as defined below), the terms of this Section 4 shall be modified as specified in Exhibit B for so long as the Participant ‘s primary place of Employment is in a Designated State. For these purposes, the Participant’s primary place of Employment is the physical location approved by the Company from which the Participant primarily performs services for a Cerence Company, as defined below. If there is no such fixed location, the place of Employment is the place of the Participant’s primary residence, as approved by the Company. The “Designated States” are California, Illinois, Massachusetts, Oregon and Washington State. The Participant acknowledges and agrees that the restrictions set forth below are necessary to protect the trade secrets, confidential information and goodwill of the Company and any other Cerence Company.

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not, in any role or position (as employee, consultant or otherwise), engage in Restricted Activities in a Restricted Territory for a Competitor.

(c) Nonsolicitation. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not: (i) knowingly participate in soliciting or communicating with an employee of a Cerence Company for the purpose of persuading or helping the Cerence Company employee to end or reduce his or her relationship with the Cerence Company; or (ii) knowingly participate in soliciting or communicating with any established customer of a Cerence Company in pursuit of a Competing Line of Business if the Participant either had business-related contact with that customer or received confidential information concerning such customer, in either case, in the last two (2) years of the Participant’s Employment.

(d) Continuity of Employment. For the avoidance of doubt, for purposes of this Agreement, changes in the Participant’s title, position, duties, geographic location, salary, compensation or benefits or other terms and conditions of employment shall not be considered to constitute a termination of Employment if the Participant remains in service to a Cerence Company. Furthermore, a transfer of the Participant’s employment relationship between different Cerence Companies shall not constitute a termination of Employment for purposes of this Agreement.

(e) Definitions. Certain terms used in this Section 4 are defined as follows:

(i) “Cerence Company” means the Company or any direct or indirect subsidiary or other affiliate of the Company.

(ii) “Competitor” means an individual, corporation, other business entity or separately operated business unit of an entity that engages in a Competing Line of Business. As of the date of execution of this Agreement, Competitors include, without limitation, the following businesses and their respective affiliates: Amazon.com, Inc., Apple Inc., Google LLC, iFlytek Co., Ltd., Microsoft Corporation, Sensory Inc. and Soundhound Inc. For the avoidance of doubt, the Competitors are not limited to such listed businesses and affiliates.

(iii) “Competing Line of Business” means a business that involves a product or service offered or under development by anyone other than a Cerence Company that would replace or compete with any product or service offered, to be offered, or under development by a Cerence Company with which the Participant had involvement while Employed by a Cerence Company (unless such Cerence Company is no longer engaged in or planning to engage in that line of business).

(iv) “Restricted Activities” means job duties or business-related activities (as an employee, consultant, or otherwise) for a Competitor that (A) are the same as, or substantially similar to, any substantial portion of the job duties or business-related activities in which Participant participated while Employed by a Cerence Company; or (B) otherwise could be reasonably expected to put any Cerence Company’s confidential information at risk.

(v) “Restricted Territory” means the following as applicable based upon the Participant’s job title at the time when the Participant’s Employment with a Cerence Company terminates:

•

if the Participant holds the title of Vice President or above, the Restricted Territory is the United States and any other country, province, state, county, city or other political subdivision where any Cerence Company does business; or

•

if the Participant holds the title of Director, the Restricted Territory is the United States and any state, county, city or other political subdivision within the United States where any Cerence Company does business; or

•

if the Participant has sales responsibilities for a Cerence Company and does not hold the title of Director or above, the Restricted Territory is the territory or territories (including any country, province, state, county, city or other political subdivision within the United States) in which the Participant conducted business for a Cerence Company at any time within the two (2) years prior to the termination of the Participant’s Employment; or

•

if the Participant’s title is below the level of Director, and the Participant does not have sales responsibilities for a Cerence Company, the Restricted Territory is the state, county, city and other political subdivision within the state in which the Participant lives.

For the avoidance of doubt, the Participant will be deemed to be engaging in activities in a particular territory where (i) the Participant’s primary residence or principal place of Employment is in the territory; or (ii) the Participant’s job duties or other business-related activities involve calling on or providing services to customers in a territory notwithstanding the fact that the Participant’s residence or principal place of Employment may be in another territory.

5. Delivery of Shares. Subject to Section 6 below, the Company shall, as soon as practicable upon the vesting of any Earned PSUs subject to this Award (but in no event later than thirty (30) days following the date on which such Earned PSUs vest), effect delivery of the Shares with respect to such vested Earned PSUs to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

6. Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the PSUs. Nothing in the preceding sentence may be construed as limiting the general application of Section 12 of this Agreement.

7. Dividends; Other Rights. This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

8. Nontransferability. This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

9. Taxes.

(a) Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items and withholdings related to the Participant’s participation in the Plan and any Award granted thereunder and legally applicable to the Participant as a result of participation in the Plan (collectively, “Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. The Participant further acknowledges that Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the delivery of Shares, the subsequent sale of any Shares acquired in respect of the PSUs or the receipt of any dividend equivalents or dividends, if applicable; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Withholding. Prior to the relevant taxable or withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, for any Participant who is a U.S. taxpayer, unless otherwise determined by the Administrator, the Company’s and/or the Employer’s required U.S. tax withholding obligation with regard to all Tax-Related Items shall be satisfied in full by an arrangement whereby (i) the Company issues to a broker designated by the Company and acting on behalf of the Participant a number of Shares to be issued upon settlement of vested Earned PSUs sufficient to satisfy the withholding amount due along with any applicable third-party commission with irrevocable instructions to sell such Shares (“Sale-to-Cover”) and (ii) the proceeds from such Sale-to-Cover will be remitted to the Company and/or the Employer. In the event the proceeds from the Sale-to- Cover are insufficient to fully satisfy the applicable withholding taxes with regard to all Tax- Related Items, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the remaining applicable withholding taxes. Given that the Sale-to-Cover is both mandatory and non- discretionary, it is the intent of the parties that this Section 8(b) comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. For all Participants who are not U.S. taxpayers, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (ii) requiring the Participant to tender a payment in cash in an amount equal to the Tax-Related Items to the Company and/or the Employer; (iii) withholding from the proceeds from the sale of Shares acquired upon settlement of vested Earned PSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding Shares to be issued upon settlement of vested Earned PSUs; and/or (v) any other method determined by the Company and permitted under applicable laws. Unless the withholding tax obligations of the Company and/or the Employer are satisfied by the Participant in accordance with this provision, the Company shall have no obligation to issue any Shares on the Participant’s behalf pursuant to the vesting of this Award.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including applicable maximum rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will not be entitled to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested Earned PSUs, notwithstanding that Shares were held back solely for the purpose of satisfying the Tax-Related Items. The Company may refuse to deliver the Shares or the proceeds from the sale of the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 9(b).

(c) Section 409A. Subject to Section 11(b) of the Plan, this Award is intended to be exempt from Section 409A as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.

10. Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

11. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

12. Non-U.S. and Country-Specific Provisions. The PSUs and any Shares subject to the PSUs shall be subject to any special terms and conditions set forth in Exhibit C attached hereto. Moreover, if the Participant relocates to one of the countries included in Exhibit C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative purposes. Exhibit C constitutes part of this Agreement.

13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares subject to the PSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14. Acknowledgments. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

CERENCE INC.

Stefan Ortmanns
Chief Executive Officer

Agreed and Accepted:

By
FIRST_NAME MIDDLE_NAME LAST_NAME

Signature Page to Performance-Based Restricted Stock Unit Award Agreement

EXHIBIT A

Vesting Schedule

This Exhibit A describes the terms and conditions upon which the PSUs will become Earned PSUs and the applicable Vesting Dates.

1. Definitions. All capitalized terms used in this Exhibit A, unless separately defined, have the meanings set forth in the Performance-Based Restricted Stock Unit Award Agreement to which this Exhibit A is attached. The terms set forth below, as used in this Exhibit A, shall have the following meanings:

a. “Performance Period” shall mean [•].

b. “Vesting Date” shall mean [•].

2. Earning of PSUs. [•]1

[1]	NTD: Performance Objectives to be described here once determined.

EXHIBIT B

STATE-SPECIFIC MODIFICATIONS OF SECTION 4

This Exhibit B sets forth modifications of Section 4 of this Agreement for so long as the Participant’s primary place of Employment, as approved by the Company, is in a Designated State. For the avoidance of doubt, Exhibit B shall not apply during any periods of time where the Participant’s primary place of Employment is not in a Designated State. With respect to the Participant’s post-Employment obligations, the Participant’s primary place of Employment is the state that was the Participant’s primary place of Employment as of the last day of Employment. The terms set forth below supplement, modify or replace the terms set forth in Section 4 as follows:

CALIFORNIA

Delete Section 4(b), replace Section 4(c) with the following and renumber Sections 4(d) and (e) accordingly:

(b) Nonsolicitation. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not knowingly participate in soliciting or communicating with an employee of a Cerence Company for the purpose of persuading or helping the Cerence Company employee to end or reduce his or her relationship with the Cerence Company. “Cerence Company” means the Company or any direct or indirect subsidiary or other affiliate of the Company.

ILLINOIS

Insert the following at the end of Section 4(b):

Notwithstanding the foregoing, the Participant’s obligations under this Section 4(b) shall not apply following the Participant’s termination of Employment unless, at the time the Participant entered into this Agreement, the Participant’s actual or expected annualized rate of earnings exceeds $75,000 per year in accordance with 820 ILCS 90/10.

Insert the following at the end of Section 4(c):

Notwithstanding the foregoing, the Participant’s obligations under Section 4(c)(ii) shall not apply following the Participant’s termination of Employment unless, at the time the Participant entered into this Agreement, the Participant’s actual or expected annualized rate of earnings exceeds $45,000 per year in accordance with 820 ILCS 90/10.

Insert the following after Section 4(d) and renumber Section 4(e) accordingly:

(e) Effective Date. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective until at least fourteen (14) days after notice of this Agreement was provided to the Participant. The Company has advised the Participant that the Participant had the right to consult with counsel prior to signing this Agreement.

MASSACHUSETTS

Replace Section 4(b) with the following:

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and, in the event of a Qualifying Termination, for the one (1) year period immediately following such Qualifying Termination, the Participant shall not provide services to a Competitor in any role or position (as employee, consultant or otherwise) that involves engaging in Restricted Activities in a Restricted Territory. “Qualifying Termination” means a voluntary termination of the Participant’s Employment or any involuntary termination other than a termination without “cause” or in which the Participant was “laid off,” as the terms “cause” and “laid off” are used in the Massachusetts Noncompetition Agreement Act, M.G.L. c. 149, § 24L(c). Notwithstanding the foregoing, this Section 4(b) shall not apply to the Participant if the Participant is classified as a nonexempt employee for purposes of the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.

Insert the following after Section 4(d) and renumber Section 4(e) accordingly:

(e) Effective Date. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective until at least ten (10) business days after notice of this Agreement was provided to the Participant.

(f) Certain Acknowledgments. The Participant acknowledges each of the following:

(i)

The Award granted to the Participant pursuant to this Agreement constitute fair and reasonable consideration independent from the continuation of employment for the obligations of this Section 4, including without limitation Section 4(b).

(ii)

The Award granted to the Participant pursuant to this Agreement constitutes mutually agreed-upon consideration for the obligations in Section 4, including without limitation Section 4(b). The Participant further acknowledges that the Participant had the option of declining the Award and thereby declining to enter into this Agreement, including Section 4(b), and freely chose to enter into this Agreement.

(iii)	The Company has advised the Participant that the Participant had the right to consult with counsel prior to signing this Agreement.

(g) Jurisdiction. The Participant hereby consents to the personal jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing Section 4 of this Agreement, and waives any objection that the Participant might have to personal jurisdiction or venue in those courts. The Company and the Participant agree that all civil actions relating to Section 4 of this Agreement shall be brought in the county of Suffolk, Massachusetts and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction. This Section 4(g) supersedes Section 13(c) of the Plan with respect to disputes arising under Section 4 of this Agreement.

OREGON

Delete Section 4(b) and renumber Sections 4(c), (d) and (e) accordingly.

WASHINGTON

Replace Section 4(b) with the following:

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s employment, regardless of whether voluntary or involuntary, other than a termination as a result of a layoff, the Participant shall not provide services to a Competitor in any role or position (as employee, consultant or otherwise) that involves engaging in Restricted Activities in a Restricted Territory. The Participant acknowledges that the Award constitutes independent consideration for the obligations in this Section 4(b). Notwithstanding the foregoing, this Section 4(b) shall not apply to the Participant if the Participant’s earnings from any and all Cerence Companies are less than $116,593.18 or are less than such greater amount as determined by the Washington State Department of Labor and Industries based on adjustments for inflation effective on and after January 1, 2023. “Earnings” for these purposes consist of compensation reflected on box one of the Participant’s Form W-2 that is paid to the Participant over the prior year, or portion thereof for which the Participant was employed, annualized and calculated as of the date of termination of Employment or any earlier enforcement.

Insert the following after Section 4(d) and renumber Section 4(e) accordingly:

(e) Jurisdiction. The Participant hereby consents to the personal jurisdiction of the state and federal courts situated within Washington for purposes of enforcing Section 4 of this Agreement, and waives any objection that the Participant might have to personal jurisdiction or venue in those courts. This Section 4(e) supersedes Section 13(c) of the Plan with respect to disputes arising under Section 4 of this Agreement.

EXHIBIT C

NON-U.S. AND COUNTRY-SPECIFIC PROVISIONS

Terms and Conditions

This Exhibit C includes special terms and conditions applicable to the Participant if the Participant resides, is employed or is otherwise subject to laws outside the U.S. and, as applicable, in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Performance-Based Restricted Stock Unit Award Agreement to which it is attached. All capitalized terms used in this Exhibit C, unless separately defined, have the meanings set forth in the Performance-Based Restricted Stock Unit Award Agreement to which this Exhibit C is attached.

Notifications

This Exhibit C also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2021. Such laws are often complex and change frequently. In addition, other laws and regulations generally applicable to the acquisition, holding or disposal of securities and financial instruments as well as cross-border fund transfers may apply to the Participant. As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PSUs vest or the Participant receives or sells Shares.

In addition, the information in this Exhibit C is general in nature and may not apply to the Participant’s particular situation. The Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the relevant country apply to the Participant’s situation.

* * * * *

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers employment and/or residency after the date of grant, or is considered a resident of another country for local law purposes, the terms and conditions and information contained herein may not be applicable to the Participant. The Company shall, in its sole discretion, determine to what extent the terms and conditions herein shall apply to the Participant in such a case.

TERMS AND CONDITIONS FOR ALL PARTICIPANTS OUTSIDE THE U.S.

1. Nature of Grant. By accepting the grant of PSUs, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time to the extent permitted in the Plan;

(b) the grant of PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of performance-based restricted stock units, or benefits in lieu of performance-based restricted stock units, even if performance-based restricted stock units have been awarded in the past;

(c) all decisions with respect to future grants of performance-based restricted stock units, if any, will be at the sole discretion of the Company;

(d) the Participant is voluntarily participating in the Plan;

(e) the grant of PSUs and any Shares subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) unless otherwise agreed with the Company, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of a subsidiary of the Company;

(g) the future value of the Shares underlying the PSUs is unknown, indeterminable and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from (i) the application of any compensation recovery or clawback policy adopted by the Company or required by applicable laws or (ii) termination of the Participant’s Employment (for any reason whatsoever and whether or not later found to be invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

(i) for purposes of the PSUs, the Participant’s Employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or a subsidiary of the Company (regardless of the reason for such termination and whether or not later to be found invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and, unless otherwise expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the Earned PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs, and

(j) neither the Company, the Employer nor any subsidiary of the Company shall be liable for any exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the Earned PSUs or the subsequent sale of any Shares acquired upon settlement.

2. Additional Conditions to Issuance of Shares. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any law (including any U.S. or non-U.S. federal, state or local law), or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company.

3. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or sale of the Shares acquired upon vesting and settlement of the Earned PSUs. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

4. Data Privacy. If the Participant would like to participate in the Plan, the Participant will need to review the information provided in this Section 4 and, where applicable, declare the Participant’s consent to the processing and/or transfer of personal data as described below.

(a)

EEA+ Controller and Representative. If the Participant is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom (collectively “EEA+”), Participant should note that the Company, with its registered address at 1 Burlington Woods Drive, Suite 301A, Burlington, MA 01803, United States of America, is the controller responsible for the processing of the Participant’s personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Cerence B.V. CBS-weg 11, Heerlen, Netherlands.

(b)

Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant, Participant’s Employer or otherwise in connection with this Agreement or the Plan (“Data”), for the purposes of implementing, administering and managing the Plan and allocating Shares pursuant to the Plan.

If the Participant is based in the EEA+, the legal basis, where required, for the processing of Data by the Company is the necessity of the data processing for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

If the Participant is based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is the Participant’s consent, as further described below.

(c)

Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. E*TRADE will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant may be asked to agree on separate terms and data processing practices with E*TRADE, with such agreement being a condition to the ability to participate in the Plan.

(d)

International Data Transfers. In the event the Participant resides, works or is otherwise located outside of the U.S., Data will be transferred from the Participant’s country to the U.S., where the Company and its service providers are based. The Participant understands and acknowledges that the U.S. is not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in the Participant’s country. As a result, in the absence of appropriate safeguards such as the Standard Contractual Clauses adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no or less enforceable rights regarding the processing of their personal data.

If the Participant is based in the EEA+, Data will be transferred from the EEA+ to the Company based on the EU Standard Contractual Clauses. The Participant may request a copy of such appropriate safeguards by contacting generalcounsel@cerence.com. The onward transfer of Data from the Company to E*TRADE or, as the case may be, a different service provider of the Company is conducted without appropriate safeguards based solely on the Participant’s consent, as further described below.

If the Participant is based outside of the EEA+, the Company’s legal basis, where required, for the transfer of Data from the Participant’s country to the Company and from the Company onward to E*TRADE or, as the case may be, a different service provider of the Company is the Participant’s consent, as further described below.

(e)

Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(f)

Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Data, (iii) the deletion of Data, (iv) request restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Data. To receive additional information regarding these rights or to exercise these rights, the Participant can contact generalcounsel@cerence.com.

(g)

Necessary Disclosure of Personal Data. The Participant understands that providing the Company with Data is necessary for the performance of the Agreement and that the Participant’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

(h)

Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing any consents referred to herein on a purely voluntary basis. The Participant understands that he or she may withdraw any such consent at any time with future effect for any or no reason. If the Participant does not consent, or if the Participant later seeks to withdraw the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the PSUs or other awards to the Participant or administer or maintain the PSUs. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant should contact generalcounsel@cerence.com.

Declaration of Consent. If the Participant is based in the EEA+, by accepting the PSUs and indicating consent via the Company’s online acceptance procedure, the Participant explicitly declares his or her consent to the onward transfer of Data by the Company to E*TRADE or, as the case may be, a different service provider of the Company in the U.S. as described in Section 4(e) above.

If the Participant is based outside of the EEA+, by accepting the PSUs and indicating consent’s online acceptance procedure, the Participant explicitly declares his or her consent to the entirety of the Data processing operations described in this Section 4 including, without limitation, the onward transfer of Data by the Company to E*TRADE or, as the case may be, a different service provider of the Company in the U.S. via the Company

5. Agreement Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

6. Language. The Participant acknowledges and represents that the Participant is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the Participant to understand the terms and conditions of this Agreement and any other documents related to the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

7. Electronic Delivery and Participation. The Company may, in its sole discretion, deliver any documents related to this Agreement or to participation in the Plan or to future awards that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

8. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

9. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly acquire, sell or attempt to sell Shares or rights to Shares (e.g., PSUs) under the Plan during such times as the Participant is considered to have “insider information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

10. Foreign Asset/Account, Exchange Control, and Tax Reporting. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting and settlement of the PSUs, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintenance of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the applicable authorities in his or her country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period and/or according to certain procedure. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and that the Participant should consult with his or her personal legal advisor to ensure compliance with applicable laws.

11. Restrictive Covenants. If under applicable law of the Participant’s country, an employer must pay post-employment compensation for one or more of the restrictive covenants in Section 4 to be enforceable, the Company reserves the right to pay such compensation. An election not to pay such compensation shall be deemed a waiver of a restrictive covenant to the extent that such post-termination compensation is required for such restrictive covenant to be enforceable.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) held outside of Belgium on the Participant’s annual tax return. The Participant will also be required to complete a separate report providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales/Centrales des crédits caption.

Brokerage Account Tax Alert. A brokerage account tax may apply if the average annual value of the securities the Participant holds (including Shares acquired under the Plan) in a brokerage or other securities account exceeds certain thresholds. The Participant should consult with his or her personal tax advisor for details regarding the Participant’s obligations with respect to the brokerage account tax.

CANADA

Terms and Conditions

Delivery of Shares. This provision supplements Section 5 of the Performance-Based Restricted Stock Unit Award Agreement:

The discretion to pay cash in lieu of delivering Shares for the PSUs, as described in the Plan, shall not apply to any PSUs in Canada. All vested Earned PSUs in Canada will be settled by the Company issuing Shares to the Participant.

Nature of Grant. This provision replaces Section 1(i) of this Exhibit C:

For purposes of the PSUs, the Participant’s Employment will be considered terminated as of the date that is the earliest of: (a) the date the Participant’s Employment with the Employer is terminated, (b) the date the Participant receives written notice of termination from the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any, or (c) the date the Participant is no longer actively providing services to the Company or a subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any) and, unless otherwise expressly provided in the Agreement, Exhibit A or determined by the Company, the Participant’s right to vest in the Earned PSUs under the Plan, if any, will terminate as of such date; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the PSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

If the Participant is a resident of Quebec, the following provisions also will apply:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Exhibit C, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention ainsi que cette Exhibit C, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. This provision supplements Section 4 of this Exhibit C:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any subsidiary of the Company, as well as E*TRADE or such other stock plan service provider as may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any subsidiary of the Company to record such information and to keep such information in the Participant’s employee file.

Notifications

Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the Company’s designated broker, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Stock Market.

Foreign Asset/Account Reporting Information. Foreign specified property held by a Canadian resident must be reporting annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Thus, unvested PSUs must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, this ACB may need to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal legal advisor regarding what reporting obligations, if any, will apply to the Participant with respect to Shares acquired under the Plan.

CHINA

Terms and Conditions

Delivery of Shares. This provision supplements Section 5 of the Performance-Based Restricted Stock Unit Award Agreement:

The settlement of the Award upon vesting is conditioned upon the Company obtaining and maintaining all necessary approvals from the People’s Republic of China State Administration of Foreign Exchange (“SAFE”) and any other applicable government entities required to permit the operation of the Plan in China, as determined by the Company it its sole discretion. If or to the extent the Company is unable to obtain or maintain the registration or otherwise comply with applicable regulatory requirements in China, no Shares shall be issued under the Plan. In this case, and notwithstanding Section 5 of the Performance-Based Restricted Stock Unit Award Agreement, the Company retains the discretion to settle the Award through local payroll in the form of a cash payment equal to the fair market value of the Shares subject to the vested Earned PSUs on the vesting date, subject to any obligation to satisfy Tax-Related Items; and any references in the Performance-Based Restricted Stock Unit Award Agreement to the issuance of Shares shall not apply to the Participant.

To facilitate compliance with any applicable laws and regulations in China, the Participant agrees that the Company (or a brokerage firm instructed by the Company, if applicable) is entitled to (i) sell all Shares issued to the Participant at settlement (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), either at the time of settlement, at the time the Participant ceases employment with the Employer, or at such other time as determined by the Company, and (ii) require that any Shares acquired under the Plan be held with a designated brokerage firm until such Shares are sold.

The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares and acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that brokerage fees or commissions may be incurred in any such sale. In any event, when Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and brokerage fees or commissions, will be remitted to the Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. The Participant understands and agrees that he or she is required to immediately repatriate the proceeds of the sale of Shares, any cash dividends or dividend equivalents, and any other funds realized under the Plan to China. The Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or a subsidiary of the Company and the Participant hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to the Participant’s personal account.

The Participant also understands that the Company will deliver sale proceeds, any cash dividends or dividend equivalents, and any other funds realized under the Plan to the Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in China. Funds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the funds are paid in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the funds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the funds to local currency. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to the Participant.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Terms and Conditions

Nature of the Award. The PSUs are not granted under the specific regime provided by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant le contrat prévoyant les termes et conditions de la subvention du participant, le participant confirme avoir lu et compris les documents relatifs à cette subvention (le plan et le contrat), qui ont été fournis en anglais. Le participant accepte les termes de ces documents en conséquence.

GERMANY

Notifications

Exchange Control Information. The Participant must report any cross-border payments equal to or in excess of €12,500 to the German Federal Bank (Bundesbank). The report must be filed electronically by the fifth day of the month following the month in which payment was received and the form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de). The Participant is responsible for complying with applicable reporting obligations and should consult his or her personal legal advisor on this matter.

HONG KONG

Terms and Conditions

Delivery of Shares. This provision supplements Section 5 of the Performance-Based Restricted Stock Unit Award Agreement:

The discretion to pay cash in lieu of delivering Shares for the PSUs, as described in the Plan, shall not apply to any PSUs in Hong Kong. All vested Earned PSUs in Hong Kong will be settled by the Company issuing Shares to the Participant.

Notifications

Securities Law Information. WARNING: The PSUs and the Shares issued upon settlement of the PSUs do not constitute a public offering of securities and are available only to employees of the Company or subsidiaries of the Company.

The Agreement, the Plan and other incidental communication materials are intended only for the personal use of the Participant and not for distribution to any other persons. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. If the Participant has questions about any of the contents of the Agreement or the Plan, he or she should contact a legal or other professional advisor.

INDIA

Notifications

Exchange Control Information. Any funds realized in connection with the Plan (e.g., proceeds from the sale of Shares and cash dividends paid on Shares) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws. It is the Participant’s responsibility to obtain an inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Requirement. The Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares and, possibly, rights to Shares held outside India) in the Participant’s annual tax return. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

IRELAND

No country-specific terms apply.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Agreement, the Participant further acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Performance-Based Restricted Stock Unit Award Agreement: Section 2, “Earned PSUs”; Section 3, “Vesting of Earned PSUs; Cessation of Employment”; Section 4, “Restrictive Covenants”; Section 5, “Delivery of Shares”; Section 6 “Forfeiture; Recovery”; Section 9, “Taxes”; and Section 13, “Imposition of Other Requirements”; and the following sections of Exhibit C: Section 1, “Nature of Grant”; Section 2, “Additional Conditions to Issuance of Shares”; Section 4, “Data Privacy”; Section 7, “Electronic Delivery and Participation”; Section 9, “Insider Trading Restrictions/Market Abuse Laws”; Section 10, “Foreign Asset/Account, Exchange Control and Tax Reporting” (including the “Foreign Asset/Account Reporting Information” below for Italy); and Section 11, “Restrictive Covenants.”

Notifications

Foreign Asset/Account Reporting Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax return (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting duties apply if the Participant is the beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

Foreign Financial Assets Tax Alert. The value of any Shares (and certain other foreign assets) held outside of Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days Shares were held over the calendar year). The value of financial assets held abroad must be reported in the annual tax return. The Participant should consult with his or her personal tax advisor for details regarding the Participant’s obligations with respect to the foreign financial assets tax.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report details of any assets (such as Shares) held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15th each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation extends to any outstanding PSUs held by the Participant and to ensure compliance with applicable reporting obligations.

KOREA

Notifications

Exchange Control Information. If the Participant is an employee of Company’s Korean subsidiary, such Shares must be deposited into a securities account with a Korean brokerage firm before they can be sold. All Share sales must be transacted through such Korean brokerage firm, and all proceeds from the sale must be received at the brokerage firm before they can be deposited into the employee’s personal bank account. The Participant should consult his or her personal legal advisor on this matter.

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during the calendar year. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

NETHERLANDS

No country-specific terms apply.

SPAIN

Terms and Conditions

Nature of Grant. This section supplements Section 1 of this Exhibit C:

By accepting the PSUs, the Participant consents to participate in the Plan and acknowledges having received a copy of the Plan.

The Participant understands that, as a condition of the grant of the PSUs, unless otherwise set forth in Exhibit A, the termination of the Participant’s employment for any reason will automatically result in the forfeiture of any and all PSUs that have not vested as of the date of termination. In particular, the Participant understands and agrees that, unless otherwise set forth in Exhibit A, any unvested PSUs will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of the Participant’s employment prior to vesting by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the PSUs under the Plan to individuals who may be employees of the Company or subsidiary of the Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary of the Company on an ongoing basis (other than as set forth in this Agreement and the Plan). Consequently, the Participant understands that the PSUs are granted on the assumption and condition that the PSUs and the related Shares shall not become a part of any employment or contract (either with the Company or any subsidiary of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the PSUs would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of PSUs shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the PSUs under the Plan. This Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31) the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

The Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or Shares made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. The Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.

Foreign Asset/ Account Reporting Information. The Participant is required to report assets or rights deposited or held outside of Spain (including the Shares acquired under the Plan or cash proceeds from the sale of the Shares acquired under the Plan) if the value per type of asset or right exceeds a certain threshold. This obligation applies to assets and rights held as of December 31 and requires that information on such assets and rights be included in the Participant’s tax return filed with the Spanish tax authorities for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than a certain threshold or if ownership of such asset or right is transferred or relinquished during the year. The Participant should consult with his or her personal tax advisor regarding the applicable thresholds and corresponding reporting requirements.

SWEDEN

Terms and Conditions

Taxes. The following supplements Section 9 of the Performance-Based Restricted Stock Unit Award Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 9(b) of the Agreement, in accepting the PSUs, the Participant authorizes the Company and/or the Employer to withhold from the proceeds from the sale of Shares or to withhold Shares to be issued upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. The PSUs are not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the PSUs (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, or (ii) may be publicly distributed or otherwise made publicly available in Switzerland. Further, neither this document nor any other offering or marketing material relating to the offering of the PSUs has been or will be filed with or approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares, cash dividends, or dividend equivalents) into Taiwan up to USD 5,000,000 per year. If the transaction amount is TWD 500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Delivery of Shares. This provision supplements Section 5 of the Performance-Based Restricted Stock Unit Award Agreement:

PSUs shall be settled only in Shares. In no event shall the PSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Taxes. This provision supplements Section 9 of the Performance-Based Restricted Stock Unit Award Agreement:

Without limitation to Section 9 of the Performance-Based Restricted Stock Unit Award Agreement, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit.

NIC Joint Election. As a condition of participation in the Plan, the Participant agrees to accept liability for any secondary Class 1 National Insurance contributions that may be payable by the Company and/or the Employer (or any successor to the Company or the Employer) in connection with the PSUs and any event giving rise to Tax-Related Items (“Employer NICs”).

Without prejudice to the foregoing, the Participant agrees to enter into the following joint election with the Company, the form of such NICs Joint Election being formally approved by HMRC (the “NIC Joint Election”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other elections as may be required between the Participant and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s NIC Joint Election. The Participant understands that the NIC Joint Election applies to any PSUs granted to him or her under the Plan after the execution of the NIC Joint Election. The Participant agrees that the Employer NICs may be collected by the Company or the Employer by any of the methods set forth in Section 9 of the Performance-Based Restricted Stock Unit Award Agreement.

If the Participant does not enter into the NIC Joint Election, he or she will not be entitled to vest in the Earned PSUs or receive any benefit in connection with the PSUs unless and until he or she enters into a NIC Joint Election and no Shares or other benefit pursuant to the PSUs will be issued to the Participant under the Plan, without any liability to the Company and/or the Employer.

IMPORTANT NOTE: By accepting the Agreement (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Agreement in hard copy), the Participant is agreeing to be bound by the terms of the NIC Joint Election. The Participant should read the terms of the NIC Joint Election carefully before accepting the Agreement and the NIC Joint Election. However, if requested by the Company, the Participant agrees to separately execute the NIC Joint Election.

ATTACHMENT FOR THE UNITED KINGDOM

Important Note on the Joint Election to Transfer

Employer National Insurance Contributions

As a condition of participation in the Cerence Inc. 2024 Inducement Plan, as amended (the “Plan”) and the performance-based restricted stock units (the “PSUs”) that have been granted to you (the “Participant”) by Cerence Inc., a Delaware corporation (the “Company”), the Participant is required to enter into a joint election to transfer to the Participant any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the grant of the PSUs or in connection with any performance-based restricted stock units that may be granted by the Company to the Participant under the Plan (the “Joint Election”).

If the Participant does not agree to enter into the Joint Election, the grant of the PSUs will be worthless and the Participant will not be able to vest in the PSUs or receive any benefit in connection with the PSUs.

By entering into the Joint Election:

•

the Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the PSUs (or any performance-based restricted stock units granted to the Participant under the Plan) or the acquisition of Shares or other taxable events in connection with the PSUs (or any other performance-based restricted stock units granted under the Plan) will be transferred to the Participant;

•

the Participant authorises the Company and/or the Participant’s employer to recover an amount sufficient to cover this liability by any method set forth in the Performance-Based Restricted Stock Unit Award Agreement and/or the Joint Election; and

•

the Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or the Participant’s employer may still require the Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the PSUs through the Company’s online acceptance procedure (or by signing the Performance-Based Restricted Stock Unit Award Agreement), the Participant is agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Performance-Based Restricted Stock Unit Award Agreement and the Joint Election.

Please print and keep a copy of the Joint Election for your records.

CERENCE INC. 2024 INDUCEMENT PLAN

(UK Employees)

Election To Transfer the Employer’s National Insurance Liability to the Employee

1. Parties

This Election is between:

(A) You, the individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive performance-based restricted stock units (“PSUs”) granted by Cerence Inc. pursuant to the terms and conditions of the Cerence Inc. 2024 Inducement Plan, as amended (the “Plan”), and

(B) Cerence Inc. of 15 Wayside Road, Burlington, Massachusetts, United States (the “Company”), which may grant PSUs under the Plan and is entering into this Form of Election on behalf of the Employer.

2. Purpose of Election

2.1 This Election relates to PSUs granted by the Company to the Employee under the Plan on or after November 3, 2020.

2.2 In this Election the following words and phrases have the following meanings:

“Taxable Event” means .any event giving rise to Relevant Employment Income.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income” from PSUs on which employer’s National Insurance Contributions becomes due is defined as:

i.	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

ii.	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

iii.	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A) the acquisition of securities pursuant to the PSUs (within the meaning of section 477(3)(a) of ITEPA);

(B) the assignment (if applicable) or release of the PSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C) the receipt of a benefit in connection with the PSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3 This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of the Relevant Employment Income in respect of PSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Performance- Based Restricted Stock Unit Award Agreement. This Election will have effect in respect of the PSUs and any awards which replace or replaced the PSUs following their grant in circumstances where section 483 of ITEPA applies.

3. Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the PSUs (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Performance-Based Restricted Stock Unit Award Agreement in hard copy), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4. Payment of the Employer’s Liability

4.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii) directly from the Employee by payment in cash or cleared funds; and/or

(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the PSUs; and/or

(iv) by any other means specified in the Performance-Based Restricted Stock Unit Award Agreement.

4.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the PSUs to the Employee until full payment of the Employer’s Liability is received.

4.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5. Duration of Election

5.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2 This Election will continue in effect until the earliest of the following:

(i) the Employee and the Company agree in writing that it should cease to have effect;

(ii) on the date the Company serves written notice on the Employee terminating its effect;

(iii) on the date HM Revenue and Customs withdraws approval of this Election; or

(iv) after due payment of the Employer’s Liability in respect of the entirety of the PSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by accepting the PSUs (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Performance- Based Restricted Stock Unit Award Agreement in hard copy), the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

Stefan Ortmanns
Chief Executive Officer

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Joint Election may apply:

Cerence Limited

Registered Office:	79 Clerkenwell Rd,Farringdon, London EC1R 5AR, UK

Company Registration Number:	12000685

Corporation Tax Reference:	62605 28630

PAYE Reference:	120/AEO3493

Name:	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Number of Restricted Stock Units subject to Award:	%%TOTAL_SHARES_GRANTED,‘999,999,999’%-%
Date of Grant:	%%OPTION_DATE,‘Month DD, YYYY’%-%
Vesting Commencement Date	%%VEST_DATE_PERIOD1,‘Month DD, YYYY’%-%

CERENCE INC.

2024 Inducement PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement, including any appendix, exhibit and/or addendum hereto (collectively, this “Agreement”), evidences an award (the “Award”) of restricted stock units granted by Cerence Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Cerence Inc. 2024 Inducement Plan (as from time to time amended and in effect, the “Plan”). This Award has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Restricted Stock Unit Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “RSUs”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting; Cessation of Employment.

(a) Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest in accordance with the terms of Exhibit A attached hereto.

(b) Cessation of Employment. Except as described in Exhibit A attached hereto, automatically and immediately upon the cessation of the Participant’s Employment any then unvested RSUs and, if such termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith), any vested RSUs will terminate and be forfeited for no consideration.

3. Restrictive Covenants.

(a) Applicability of Restrictive Covenants. The Participant hereby agrees to comply with the restrictions set forth below as part of the consideration for the Award and in order to protect the trade secrets, confidential information and goodwill of the Company and any other Cerence Company; provided that if the Participant’s primary place of Employment is in a Designated State (as defined below), the terms of this Section 3 shall be modified as specified in Exhibit B for so long as the Participant’s primary place of Employment is in a Designated State. For these purposes, the Participant’s primary place of Employment is the physical location approved by the Company from which the Participant primarily performs services for a Cerence Company, as defined below. If there is no such fixed location, the place of Employment is the place of the Participant’s primary residence, as approved by the Company. The “Designated States” are California, Illinois, Massachusetts, Oregon and Washington State. The Participant acknowledges and agrees that the restrictions set forth below are necessary to protect the trade secrets, confidential information and goodwill of the Company and any other Cerence Company.

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not, in any role or position (as employee, consultant or otherwise), engage in Restricted Activities in a Restricted Territory for a Competitor.

(c) Nonsolicitation. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not: (i) knowingly participate in soliciting or communicating with an employee of a Cerence Company for the purpose of persuading or helping the Cerence Company employee to end or reduce his or her relationship with the Cerence Company; or (ii) knowingly participate in soliciting or communicating with any established customer of a Cerence Company in pursuit of a Competing Line of Business if the Participant either had business-related contact with that customer or received confidential information concerning such customer, in either case, in the last two (2) years of the Participant’s Employment.

(d) Continuity of Employment. For the avoidance of doubt, for purposes of this Agreement, changes in the Participant’s title, position, duties, geographic location, salary, compensation or benefits or other terms and conditions of employment shall not be considered to constitute a termination of Employment if the Participant remains in service to a Cerence Company. Furthermore, a transfer of the Participant’s employment relationship between different Cerence Companies shall not constitute a termination of Employment for purposes of this Agreement.

(e) Definitions. Certain terms used in this Section 3 are defined as follows:

(i) “Cerence Company” means the Company or any direct or indirect subsidiary or other affiliate of the Company.

(ii) “Competitor” means an individual, corporation, other business entity or separately operated business unit of an entity that engages in a Competing Line of Business. As of the date of execution of this Agreement, Competitors include, without limitation, the following businesses and their respective affiliates: Amazon.com, Inc., Apple Inc., Google LLC, iFlytek Co., Ltd., Microsoft Corporation, Sensory Inc. and Soundhound Inc. For the avoidance of doubt, the Competitors are not limited to such listed businesses and affiliates.

(iii) “Competing Line of Business” means a business that involves a product or service offered or under development by anyone other than a Cerence Company that would replace or compete with any product or service offered, to be offered, or under development by a Cerence Company with which the Participant had involvement while Employed by a Cerence Company (unless such Cerence Company is no longer engaged in or planning to engage in that line of business).

(iv) “Restricted Activities” means job duties or business-related activities (as an employee, consultant, or otherwise) for a Competitor that (A) are the same as, or substantially similar to, any substantial portion of the job duties or business-related activities in which Participant participated while Employed by a Cerence Company; or (B) otherwise could be reasonably expected to put any Cerence Company’s confidential information at risk.

(v) “Restricted Territory” means the following as applicable based upon the Participant’s job title at the time when the Participant’s Employment with a Cerence Company terminates:

•

if the Participant holds the title of Vice President or above, the Restricted Territory is the United States and any other country, province, state, county, city or other political subdivision where any Cerence Company does business; or

•

if the Participant holds the title of Director, the Restricted Territory is the United States and any state, county, city or other political subdivision within the United States where any Cerence Company does business; or

•

if the Participant has sales responsibilities for a Cerence Company and does not hold the title of Director or above, the Restricted Territory is the territory or territories (including any country, province, state, county, city or other political subdivision within the United States) in which the Participant conducted business for a Cerence Company at any time within the two (2) years prior to the termination of the Participant’s Employment; or

•

if the Participant’s title is below the level of Director, and the Participant does not have sales responsibilities for a Cerence Company, the Restricted Territory is the state, county, city and other political subdivision within the state in which the Participant lives.

For the avoidance of doubt, the Participant will be deemed to be engaging in activities in a particular territory where (i) the Participant’s primary residence or principal place of Employment is in the territory; or (ii) the Participant’s job duties or other business-related activities involve calling on or providing services to customers in a territory notwithstanding the fact that the Participant’s residence or principal place of Employment may be in another territory.

4. Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any RSUs subject to this Award (but in no event later than 30 days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

5. Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the RSUs. Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.

6. Dividends; Other Rights. This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

7. Nontransferability. This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Taxes.

(a) Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items and withholdings related to the Participant’s participation in the Plan and any Award granted thereunder and legally applicable to the Participant as a result of participation in the Plan (collectively, “Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. The Participant further acknowledges that Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the delivery of Shares, the subsequent sale of any Shares acquired in respect of the RSUs or the receipt of any dividend equivalents or dividends, if applicable; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Withholding. Prior to the relevant taxable or withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, for any Participant who is a U.S. taxpayer, unless otherwise determined by the Administrator, the Company’s and/or the Employer’s required U.S. tax withholding obligation with regard to all Tax-Related Items shall be satisfied in full by an arrangement whereby (i) the Company issues to a broker designated by the Company and acting on behalf of the Participant a number of Shares to be issued upon settlement of the RSUs sufficient to satisfy the withholding amount due along with any applicable third-party commission with irrevocable instructions to sell such Shares (“Sale-to-Cover”) and (ii) the proceeds from such Sale-to-Cover will be remitted to the Company and/or the Employer. In the event the proceeds from the Sale-to-Cover are insufficient to fully satisfy the applicable withholding taxes with regard to all Tax-Related Items, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the remaining applicable withholding taxes. Given that the Sale-to-Cover is both mandatory and non-discretionary, it is the intent of the parties that this Section 8(b) comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. For all Participants who are not U.S. taxpayers, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related

Items by one or a combination of the following: (i) withholding from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (ii) requiring the Participant to tender a payment in cash in an amount equal to the Tax-Related Items to the Company and/or the Employer; (iii) withholding from the proceeds from the sale of Shares acquired upon settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding Shares to be issued upon settlement of the RSUs; and/or (v) any other method determined by the Company and permitted under applicable laws. Unless the withholding tax obligations of the Company and/or the Employer are satisfied by the Participant in accordance with this provision, the Company shall have no obligation to issue any Shares on the Participant’s behalf pursuant to the vesting of this Award.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including applicable maximum rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will not be entitled to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that Shares were held back solely for the purpose of satisfying the Tax-Related Items. The Company may refuse to deliver the Shares or the proceeds from the sale of the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 8(b).

(c) Section 409A. Subject to Section 11(b) of the Plan, this Award is intended to be exempt from Section 409A as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.

9. Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

10. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

11. Non-U.S. and Country-Specific Provisions. The RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions set forth in Exhibit C attached hereto. Moreover, if the Participant relocates to one of the countries included in Exhibit C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative purposes. Exhibit C constitutes part of this Agreement.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

CERENCE INC.

By:
Stefan Ortmanns
Chief Executive Officer

Agreed and Accepted:

By
%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%

Signature Page to Restricted Stock Unit Award Agreement

EXHIBIT A

Vesting Schedule

This Exhibit A describes the terms and conditions upon which the RSUs will become vested. All capitalized terms used in this Exhibit A, unless separately defined, have the meanings set forth in the Restricted Stock Unit Award Agreement to which this Exhibit A is attached.

Unless earlier terminated, forfeited, relinquished or expired, the RSUs shall vest on the following schedule:

Number of RSUs	Vesting Date
%%SHARES_PERIOD1,‘999,999,999’%-%	%%VEST_DATE_PERIOD1,‘Month DD, YYYY’%-%
%%SHARES_PERIOD2,‘999,999,999’%-%	%%VEST_DATE_PERIOD2,‘Month DD, YYYY’%-%
%%SHARES_PERIOD3,‘999,999,999’%-%	%%VEST_DATE_PERIOD3,‘Month DD, YYYY’%-%

subject, in each case, to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

In the event that the Participant’s employment with the Company and its subsidiaries terminates on account of the Participant’s death or Disability (as defined in the Participant’s Change in Control Severance Agreement with the Company (the “Severance Agreement”)) or the Participant resigns for Good Reason (as defined in the Severance Agreement), the RSUs that are scheduled to vest during the twelve (12)-month period following the termination of the Participant’s Employment will become vested (the “Vesting Acceleration”). Other than in the event of a termination due to the Participant’s death, the Vesting Acceleration is subject to the Participant’s compliance with the terms and conditions of Section 4 of the Severance Agreement. For the avoidance of doubt, the vesting terms set forth in this paragraph shall be in addition to, and shall not supersede, the vesting provisions set forth in the Participant’s Severance Agreement.

EXHIBIT B

STATE-SPECIFIC MODIFICATIONS OF SECTION 3

This Exhibit B sets forth modifications of Section 3 of this Agreement for so long as the Participant’s primary place of Employment, as approved by the Company, is in a Designated State. For the avoidance of doubt, Exhibit B shall not apply during any periods of time where the Participant’s primary place of Employment is not in a Designated State. With respect to the Participant’s post-Employment obligations, the Participant’s primary place of Employment is the state that was the Participant’s primary place of Employment as of the last day of Employment. The terms set forth below supplement, modify or replace the terms set forth in Section 3 as follows:

CALIFORNIA

Delete Section 3(b), replace Section 3(c) with the following and renumber Sections 3(d) and (e) accordingly:

(b) Nonsolicitation. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s Employment, regardless of whether voluntary or involuntary, the Participant shall not knowingly participate in soliciting or communicating with an employee of a Cerence Company for the purpose of persuading or helping the Cerence Company employee to end or reduce his or her relationship with the Cerence Company. “Cerence Company” means the Company or any direct or indirect subsidiary or other affiliate of the Company.

ILLINOIS

Insert the following at the end of Section 3(b):

Notwithstanding the foregoing, the Participant’s obligations under this Section 3(b) shall not apply following the Participant’s termination of Employment unless, at the time the Participant entered into this Agreement, the Participant’s actual or expected annualized rate of earnings exceeds $75,000 per year in accordance with 820 ILCS 90/10.

Insert the following at the end of Section 3(c):

Notwithstanding the foregoing, the Participant’s obligations under Section 3(c)(ii) shall not apply following the Participant’s termination of Employment unless, at the time the Participant entered into this Agreement, the Participant’s actual or expected annualized rate of earnings exceeds $45,000 per year in accordance with 820 ILCS 90/10.

Insert the following after Section 3(d) and renumber Section 3(e) accordingly:

(e) Effective Date. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective until at least fourteen (14) days after notice of this Agreement was provided to the Participant. The Company has advised the Participant that the Participant had the right to consult with counsel prior to signing this Agreement.

MASSACHUSETTS

Replace Section 3(b) with the following:

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and, in the event of a Qualifying Termination, for the one (1) year period immediately following such Qualifying Termination, the Participant shall not provide services to a Competitor in any role or position (as employee, consultant or otherwise) that involves engaging in Restricted Activities in a Restricted Territory. “Qualifying Termination” means a voluntary termination of the Participant’s Employment or any involuntary termination other than a termination without “cause” or in which the Participant was “laid off,” as the terms “cause” and “laid off” are used in the Massachusetts Noncompetition Agreement Act, M.G.L. c. 149, § 24L(c). Notwithstanding the foregoing, this Section 3(b) shall not apply to the Participant if the Participant is classified as a nonexempt employee for purposes of the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.

Insert the following after Section 3(d) and renumber Section 3(e) accordingly:

(e) Effective Date. Notwithstanding any other provision of this Agreement, this Agreement shall not become effective until at least ten (10) business days after notice of this Agreement was provided to the Participant.

(f) Certain Acknowledgments. The Participant acknowledges each of the following:

(i) The Award granted to the Participant pursuant to this Agreement constitute fair and reasonable consideration independent from the continuation of employment for the obligations of this Section 3, including without limitation Section 3(b).

(ii) The Award granted to the Participant pursuant to this Agreement constitutes mutually agreed-upon consideration for the obligations in Section 3, including without limitation Section 3(b). The Participant further acknowledges that the Participant had the option of declining the Award and thereby declining to enter into this Agreement, including Section 3(b), and freely chose to enter into this Agreement.

(iii) The Company has advised the Participant that the Participant had the right to consult with counsel prior to signing this Agreement.

(g) Jurisdiction. The Participant hereby consents to the personal jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing Section 3 of this Agreement, and waives any objection that the Participant might have to personal jurisdiction or venue in those courts. The Company and the Participant agree that all civil actions relating to Section 3 of this Agreement shall be brought in the county of Suffolk, Massachusetts and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction. This Section 3(g) supersedes Section 13(c) of the Plan with respect to disputes arising under Section 3 of this Agreement.

OREGON

Delete Section 3(b) and renumber Sections 3(c), (d) and (e) accordingly.

WASHINGTON

Replace Section 3(b) with the following:

(b) Noncompetition. The Participant hereby agrees that throughout the Participant’s Employment and for the one (1) year period immediately following any termination of the Participant’s employment, regardless of whether voluntary or involuntary, other than a termination as a result of a layoff, the Participant shall not provide services to a Competitor in any role or position (as employee, consultant or otherwise) that involves engaging in Restricted Activities in a Restricted Territory. The Participant acknowledges that the Award constitutes independent consideration for the obligations in this Section 3(b). Notwithstanding the foregoing, this Section 3(b) shall not apply to the Participant if the Participant’s earnings from any and all Cerence Companies are less than $116,593.18 or are less than such greater amount as determined by the Washington State Department of Labor and Industries based on adjustments for inflation effective on and after January 1, 2023. “Earnings” for these purposes consist of compensation reflected on box one of the Participant’s Form W-2 that is paid to the Participant over the prior year, or portion thereof for which the Participant was employed, annualized and calculated as of the date of termination of Employment or any earlier enforcement.

Insert the following after Section 3(d) and renumber Section 3(e) accordingly:

(e) Jurisdiction. The Participant hereby consents to the personal jurisdiction of the state and federal courts situated within Washington for purposes of enforcing Section 3 of this Agreement, and waives any objection that the Participant might have to personal jurisdiction or venue in those courts. This Section 3(e) supersedes Section 13(c) of the Plan with respect to disputes arising under Section 3 of this Agreement.

EXHIBIT C

NON-U.S. AND COUNTRY- SPECIFIC PROVISIONS

Terms and Conditions

This Exhibit C includes special terms and conditions applicable to the Participant if the Participant resides, is employed or is otherwise subject to laws outside the U.S. and, as applicable, in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Restricted Stock Unit Award Agreement to which it is attached. All capitalized terms used in this Exhibit C, unless separately defined, have the meanings set forth in the Restricted Stock Unit Award Agreement to which this Exhibit C is attached.

Notifications

This Exhibit C also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2021. Such laws are often complex and change frequently. In addition, other laws and regulations generally applicable to the acquisition, holding or disposal of securities and financial instruments as well as cross-border fund transfers may apply to the Participant. As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or the Participant receives or sells Shares.

In addition, the information in this Exhibit C is general in nature and may not apply to the Participant’s particular situation. The Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the relevant country apply to the Participant’s situation.

* * * * *

If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers employment and/or residency after the date of grant, or is considered a resident of another country for local law purposes, the terms and conditions and information contained herein may not be applicable to the Participant. The Company shall, in its sole discretion, determine to what extent the terms and conditions herein shall apply to the Participant in such a case.

TERMS AND CONDITIONS FOR ALL PARTICIPANTS OUTSIDE THE U.S.

1. Nature of Grant. By accepting the grant of RSUs, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time to the extent permitted in the Plan;

(b) the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been awarded in the past;

(c) all decisions with respect to future grants of restricted stock units, if any, will be at the sole discretion of the Company;

(d) the Participant is voluntarily participating in the Plan;

(e) the grant of RSUs and any Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of a subsidiary of the Company;

(g) the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from (i) the application of any compensation recovery or clawback policy adopted by the Company or required by applicable laws or (ii) termination of the Participant’s Employment (for any reason whatsoever and whether or not later found to be invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

(i) for purposes of the RSUs, the Participant’s Employment will be considered terminated as of the date the Participant is no longer actively providing services to the Company or a subsidiary of the Company (regardless of the reason for such termination and whether or not later to be found invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and, unless otherwise expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs, and

(j) neither the Company, the Employer nor any subsidiary of the Company shall be liable for any exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

2. Additional Conditions to Issuance of Shares. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any law (including any U.S. or non-U.S. federal, state or local law), or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company.

3. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or sale of the Shares acquired upon vesting and settlement of the RSUs. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

4. Data Privacy. If the Participant would like to participate in the Plan, the Participant will need to review the information provided in this Section 4 and, where applicable, declare the Participant’s consent to the processing and/or transfer of personal data as described below.

(a)

EEA+ Controller and Representative. If the Participant is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom (collectively “EEA+”), Participant should note that the Company, with its registered address at 1 Burlington Woods Drive, Suite 301A, Burlington, MA, United States of America, is the controller responsible for the processing of the Participant’s personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Cerence B.V. CBS-weg 11, Heerlen, Netherlands.

(b)

Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant, Participant’s Employer or otherwise in connection with this Agreement or the Plan (“Data”), for the purposes of implementing, administering and managing the Plan and allocating Shares pursuant to the Plan.

If the Participant is based in the EEA+, the legal basis, where required, for the processing of Data by the Company is the necessity of the data processing for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

If the Participant is based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is the Participant’s consent, as further described below.

(c)

Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. E*TRADE will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant may be asked to agree on separate terms and data processing practices with E*TRADE, with such agreement being a condition to the ability to participate in the Plan.

(d)

International Data Transfers. In the event the Participant resides, works or is otherwise located outside of the U.S., Data will be transferred from the Participant’s country to the U.S., where the Company and its service providers are based. The Participant understands and acknowledges that the U.S. is not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in the Participant’s country. As a result, in the absence of appropriate safeguards such as the Standard Contractual Clauses adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no or less enforceable rights regarding the processing of their personal data.

If the Participant is based in the EEA+, Data will be transferred from the EEA+ to the Company based on the EU Standard Contractual Clauses. The Participant may request a copy of such appropriate safeguards by contacting generalcounsel@cerence.com The onward transfer of Data from the Company to E*TRADE or, as the case may be, a different service provider of the Company is conducted without appropriate safeguards based solely on the Participant’s consent, as further described below.

If the Participant is based outside of the EEA+, the Company’s legal basis, where required, for the transfer of Data from the Participant’s country to the Company and from the Company onward to E*TRADE or, as the case may be, a different service provider of the Company is the Participant’s consent, as further described below.

(e)

Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(f)

Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Data, (iii) the deletion of Data, (iv) request restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Data. To receive additional information regarding these rights or to exercise these rights, the Participant can contact Cerence’s general counsel at generalcounsel@cerence.com.

(g)

Necessary Disclosure of Personal Data. The Participant understands that providing the Company with Data is necessary for the performance of the Agreement and that the Participant’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

(h)

Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing any consents referred to herein on a purely voluntary basis. The Participant understands that he or she may withdraw any such consent at any time with future effect for any or no reason. If the Participant does not consent, or if the Participant later seeks to withdraw the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the RSUs or other awards to the Participant or administer or maintain the RSUs. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant should contact Cerence’s general counsel at generalcounsel@cerence.com.

Declaration of Consent. If the Participant is based in the EEA+, by accepting the RSUs and indicating consent via the Company’s online acceptance procedure, the Participant explicitly declares his or her consent to the onward transfer of Data by the Company to E*TRADE or, as the case may be, a different service provider of the Company in the U.S. as described in Section 4(e) above.

If the Participant is based outside of the EEA+, by accepting the RSUs and indicating consent via the Company’s online acceptance procedure, the Participant explicitly declares his or her consent to the entirety of the Data processing operations described in this Section 4 including, without limitation, the onward transfer of Data by the Company to E*TRADE or, as the case may be, a different service provider of the Company in the U.S.

5. Agreement Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

6. Language. The Participant acknowledges and represents that the Participant is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the Participant to understand the terms and conditions of this Agreement and any other documents related to the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

7. Electronic Delivery and Participation. The Company may, in its sole discretion, deliver any documents related to this Agreement or to participation in the Plan or to future awards that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

8. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

9. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly acquire, sell or attempt to sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Participant is considered to have “insider information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

10. Foreign Asset/Account, Exchange Control, and Tax Reporting. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting and settlement of the RSUs, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintenance of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the applicable authorities in his or her country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period and/or according to certain procedure. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and that the Participant should consult with his or her personal legal advisor to ensure compliance with applicable laws.

11. Restrictive Covenants. If under applicable law of the Participant’s country, an employer must pay post-employment compensation for one or more of the restrictive covenants in Section 3 to be enforceable, the Company reserves the right to pay such compensation. An election not to pay such compensation shall be deemed a waiver of a restrictive covenant to the extent that such post-termination compensation is required for such restrictive covenant to be enforceable.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) held outside of Belgium on the Participant’s annual tax return. The Participant will also be required to complete a separate report providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales/Centrales des crédits caption.

Brokerage Account Tax Alert. A brokerage account tax may apply if the average annual value of the securities the Participant holds (including Shares acquired under the Plan) in a brokerage or other securities account exceeds certain thresholds. The Participant should consult with his or her personal tax advisor for details regarding the Participant’s obligations with respect to the brokerage account tax.

CANADA

Terms and Conditions

Delivery of Shares. This provision supplements Section 4 of the Restricted Stock Unit Award Agreement:

The discretion to pay cash in lieu of delivering Shares for the RSUs, as described in the Plan, shall not apply to any RSUs in Canada. All vested RSUs in Canada will be settled by the Company issuing Shares to the Participant.

Nature of Grant. This provision replaces Section 1(i) of this Exhibit C:

For purposes of the RSUs, the Participant’s Employment will be considered terminated as of the date that is the earliest of: (a) the date the Participant’s Employment with the Employer is terminated, (b) the date the Participant receives written notice of termination from the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any, or (c) the date the Participant is no longer actively providing services to the Company or a subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or unlawful, including in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any) and, unless otherwise expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant’s right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

If the Participant is a resident of Quebec, the following provisions also will apply:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Exhibit C, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention ainsi que cette Exhibit C, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. This provision supplements Section 4 of this Exhibit C:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any subsidiary of the Company, as well as E*TRADE or such other stock plan service provider as may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any subsidiary of the Company to record such information and to keep such information in the Participant’s employee file.

Notifications

Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the Company’s designated broker, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Stock Market.

Foreign Asset/Account Reporting Information. Foreign specified property held by a Canadian resident must be reporting annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Thus, unvested RSUs must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the Participant. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, this ACB may need to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal legal advisor regarding what reporting obligations, if any, will apply to the Participant with respect to Shares acquired under the Plan.

CHINA

Terms and Conditions

Delivery of Shares. This provision supplements Section 4 of the Restricted Stock Unit Award Agreement:

The settlement of the Award upon vesting is conditioned upon the Company obtaining and maintaining all necessary approvals from the People’s Republic of China State Administration of Foreign Exchange (“SAFE”) and any other applicable government entities required to permit the operation of the Plan in China, as determined by the Company it its sole discretion. If or to the extent the Company is unable to obtain or maintain the registration or otherwise comply with applicable regulatory requirements in China, no Shares shall be issued under the Plan. In this case, and notwithstanding Section 4 of the Restricted Stock Unit Award Agreement, the Company retains the discretion to settle the Award through local payroll in the form of a cash payment equal to the fair market value of the Shares subject to the vested RSUs on the vesting date, subject to any obligation to satisfy Tax-Related Items; and any references in the Restricted Stock Unit Award Agreement to the issuance of Shares shall not apply to the Participant.

To facilitate compliance with any applicable laws and regulations in China, the Participant agrees that the Company (or a brokerage firm instructed by the Company, if applicable) is entitled to (i) sell all Shares issued to the Participant at settlement (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), either at the time of settlement, at the time the Participant ceases employment with the Employer, or at such other time as determined by the Company, and (ii) require that any Shares acquired under the Plan be held with a designated brokerage firm until such Shares are sold.

The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares and acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that brokerage fees or commissions may be incurred in any such sale. In any event, when Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and brokerage fees or commissions, will be remitted to the Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. The Participant understands and agrees that he or she is required to immediately repatriate the proceeds of the sale of Shares, any cash dividends or dividend equivalents, and any other funds realized under the Plan to China. The Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or a subsidiary of the Company and the Participant hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to the Participant’s personal account.

The Participant also understands that the Company will deliver sale proceeds, any cash dividends or dividend equivalents, and any other funds realized under the Plan to the Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in China. Funds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the funds are paid in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account.

If the funds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the funds to local currency. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to the Participant.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Terms and Conditions

Nature of the Award. The RSUs are not granted under the specific regime provided by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant le contrat prévoyant les termes et conditions de la subvention du participant, le participant confirme avoir lu et compris les documents relatifs à cette subvention (le plan et le contrat), qui ont été fournis en anglais. Le participant accepte les termes de ces documents en conséquence.

GERMANY

Notifications

Exchange Control Information. The Participant must report any cross-border payments in excess of €12,500 to the German Federal Bank (Bundesbank). The report must be filed electronically and the form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de). The Participant is responsible for complying with applicable reporting obligations and should consult his or her personal legal advisor on this matter.

HONG KONG

Terms and Conditions

Delivery of Shares. This provision supplements Section 4 of the Restricted Stock Unit Award Agreement:

The discretion to pay cash in lieu of delivering Shares for the RSUs, as described in the Plan, shall not apply to any RSUs in Hong Kong. All vested RSUs in Hong Kong will be settled by the Company issuing Shares to the Participant.

Notifications

Securities Law Information. WARNING: The RSUs and the Shares issued upon settlement of the RSUs do not constitute a public offering of securities and are available only to employees of the Company or subsidiaries of the Company.

The Agreement, the Plan and other incidental communication materials are intended only for the personal use of the Participant and not for distribution to any other persons. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. If the Participant has questions about any of the contents of the Agreement or the Plan, he or she should contact a legal or other professional advisor.

INDIA

Notifications

Exchange Control Information. Any funds realized in connection with the Plan (e.g., proceeds from the sale of Shares and cash dividends paid on Shares) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws. It is the Participant’s responsibility to obtain an inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Requirement. The Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares and, possibly, rights to Shares held outside India) in the Participant’s annual tax return. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

IRELAND

No country-specific terms apply.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Agreement, the Participant further acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Restricted Stock Unit Award Agreement: Section 2, “Vesting; Cessation of Employment”; Section 3, “Restrictive Covenants;” Section 4, “Delivery of Shares”; Section 5, “Forfeiture; Recovery”; Section 8, “Taxes”; and Section 12, “Imposition of Other Requirements”; and the following sections of Exhibit C: Section 1, “Nature of Grant”; Section 2, “Additional Conditions to Issuance of Shares”; Section 4, “Data Privacy”; Section 7, “Electronic Delivery and Participation”; Section 9, “Insider Trading Restrictions/Market Abuse Laws”; Section 10, “Foreign Asset/Account, Exchange Control and Tax Reporting” (including the “Foreign Asset/Account Reporting Information” below for Italy); and Section 11, “Restrictive Covenants”.

Notifications

Foreign Asset/Account Reporting Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax return (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting duties apply if the Participant is the beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

Foreign Financial Assets Tax Alert. The value of any Shares (and certain other foreign assets) held outside of Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days Shares were held over the calendar year). The value of financial assets held abroad must be reported in the annual tax return. The Participant should consult with his or her personal tax advisor for details regarding the Participant’s obligations with respect to the foreign financial assets tax.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. The Participant is required to report details of any assets (such as Shares) held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15th each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation extends to any outstanding RSUs held by the Participant and to ensure compliance with applicable reporting obligations.

KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during the calendar year. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

NETHERLANDS

No country-specific terms apply.

SPAIN

Terms and Conditions

Nature of Grant. This section supplements Section 1 of this Exhibit C:

By accepting the RSUs, the Participant consents to participate in the Plan and acknowledges having received a copy of the Plan.

The Participant understands that, as a condition of the grant of the RSUs, the termination of the Participant’s employment for any reason will automatically result in the forfeiture of any and all RSUs that have not vested as of the date of termination. In particular, the Participant understands and agrees that any unvested RSUs will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of the Participant’s employment prior to vesting by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the RSUs under the Plan to individuals who may be employees of the Company or subsidiary of the Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary of the Company on an ongoing basis (other than as set forth in this Agreement and the Plan). Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the related Shares shall not become a part of any employment or contract (either with the Company or any subsidiary of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the RSUs would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of RSUs shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs under the Plan. This Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31) the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

The Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or Shares made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. The Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.

Foreign Asset/ Account Reporting Information. The Participant is required to report assets or rights deposited or held outside of Spain (including the Shares acquired under the Plan or cash proceeds from the sale of the Shares acquired under the Plan) if the value per type of asset or right exceeds a certain threshold. This obligation applies to assets and rights held as of December 31 and requires that information on such assets and rights be included in the Participant’s tax return filed with the Spanish tax authorities for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than a certain threshold or if ownership of such asset or right is transferred or relinquished during the year. The Participant should consult with his or her personal tax advisor regarding the applicable thresholds and corresponding reporting requirements.

SWEDEN

Terms and Conditions

Taxes. The following supplements Section 8 of the Restricted Stock Unit Award Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8(b) of the Agreement, in accepting the RSUs, the Participant authorizes the Company and/or the Employer to withhold from the proceeds from the sale of Shares or to withhold Shares to be issued upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. The RSUs are not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, or (ii) may be publicly distributed or otherwise made publicly available in Switzerland. Further, neither this document nor any other offering or marketing material relating to the offering of the RSUs has been or will be filed with or approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares, cash dividends, or dividend equivalents) into Taiwan up to USD 5,000,000 per year. If the transaction amount is TWD 500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Delivery of Shares. This provision supplements Section 4 of the Restricted Stock Unit Award Agreement:

RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Taxes. This provision supplements Section 8 of the Restricted Stock Unit Award Agreement:

Without limitation to Section 8 of the Restricted Stock Unit Award Agreement, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit.

NIC Joint Election. As a condition of participation in the Plan, the Participant agrees to accept liability for any secondary Class 1 National Insurance contributions that may be payable by the Company and/or the Employer (or any successor to the Company or the Employer) in connection with the RSUs and any event giving rise to Tax-Related Items (“Employer NICs”).

Without prejudice to the foregoing, the Participant agrees to enter into the following joint election with the Company, the form of such NICs Joint Election being formally approved by HMRC (the “NIC Joint Election”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other elections as may be required between the Participant and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s NIC Joint Election. The Participant understands that the NIC Joint Election applies to any RSUs granted to him or her under the Plan after the execution of the NIC Joint Election. The Participant agrees that the Employer NICs may be collected by the Company or the Employer by any of the methods set forth in Section 8 of the Restricted Stock Unit Award Agreement.

If the Participant does not enter into the NIC Joint Election, he or she will not be entitled to vest in the RSUs or receive any benefit in connection with the RSUs unless and until he or she enters into a NIC Joint Election and no Shares or other benefit pursuant to the RSUs will be issued to the Participant under the Plan, without any liability to the Company and/or the Employer.

IMPORTANT NOTE: By accepting the Agreement (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Agreement in hard copy), the Participant is agreeing to be bound by the terms of the NIC Joint Election. The Participant should read the terms of the NIC Joint Election carefully before accepting the Agreement and the NIC Joint Election. However, if requested by the Company, the Participant agrees to separately execute the NIC Joint Election.

ATTACHMENT FOR THE UNITED KINGDOM

Important Note on the Joint Election to Transfer

Employer National Insurance Contributions

As a condition of participation in the Cerence Inc. 2024 Inducement Plan, as amended (the “Plan”) and the restricted stock units (the “RSUs”) that have been granted to you (the “Participant”) by Cerence Inc., a Delaware corporation (the “Company”), the Participant is required to enter into a joint election to transfer to the Participant any liability for employer national insurance contributions (the “Employer’s Liability”) that may arise in connection with the grant of the RSUs or in connection with any restricted stock units that may be granted by the Company to the Participant under the Plan (the “Joint Election”).

If the Participant does not agree to enter into the Joint Election, the grant of the RSUs will be worthless and the Participant will not be able to vest in the RSUs or receive any benefit in connection with the RSUs.

By entering into the Joint Election:

•

the Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the RSUs (or any restricted stock units granted to the Participant under the Plan) or the acquisition of Shares or other taxable events in connection with the RSUs (or any other restricted stock units granted under the Plan) will be transferred to the Participant;

•

the Participant authorises the Company and/or the Participant’s employer to recover an amount sufficient to cover this liability by any method set forth in the Restricted Stock Unit Award Agreement and/or the Joint Election; and

•

the Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or the Participant’s employer may still require the Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the RSUs through the Company’s online acceptance procedure (or by signing the Restricted Stock Unit Award Agreement), the Participant is agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Award Agreement and the Joint Election.

Please print and keep a copy of the Joint Election for your records.

CERENCE INC. 2024 INDUCEMENT PLAN

(UK Employees)

Election To Transfer the Employer’s National Insurance Liability to the Employee

1.	Parties

This Election is between:

(A) You, the individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) granted by Cerence Inc. pursuant to the terms and conditions of the Cerence Inc. 2024 Inducement Plan, as amended (the “Plan”), and

(B) Cerence Inc. of 15 Wayside Road, Burlington, Massachusetts, United States (the “Company”), which may grant RSUs under the Plan and is entering into this Form of Election on behalf of the Employer.

2.	Purpose of Election

2.1 This Election relates to RSUs granted by the Company to the Employee under the Plan on or after November 3, 2020.

2.2 In this Election the following words and phrases have the following meanings:

“Taxable	Event” means .any event giving rise to Relevant Employment Income.

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income” from RSUs on which employer’s National Insurance Contributions becomes due is defined as:

i.	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

ii.	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

iii.	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A) the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);

(B) the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C) the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3 This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of the Relevant Employment Income in respect of RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Restricted Stock Unit Award Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.

3.	Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the RSUs (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Restricted Stock Unit Award Agreement in hard copy), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.	Payment of the Employer’s Liability

4.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii) directly from the Employee by payment in cash or cleared funds; and/or

(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv) by any other means specified in the Restricted Stock Unit Award Agreement.

4.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.

4.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.	Duration of Election

5.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2 This Election will continue in effect until the earliest of the following:

(i) the Employee and the Company agree in writing that it should cease to have effect;

(ii) on the date the Company serves written notice on the Employee terminating its effect;

(iii) on the date HM Revenue and Customs withdraws approval of this Election; or

(iv) after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by accepting the RSUs (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Restricted Stock Unit Award Agreement in hard copy), the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

CERENCE INC.

By:
Stefan Ortmanns
Chief Executive Officer

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Joint Election may apply:

Cerence Limited

Registered Office:	79 Clerkenwell Rd, Farringdon, London EC1R 5AR, UK

Company Registration Number:	12000685

Corporation Tax Reference:	62605 28630

PAYE Reference:	120/AEO3493